UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2018

Spark Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36819	46-2654405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3737 Market Street Suite 1300 Philadelphia, PA		19104
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (888) 772-7560
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 23, 2018, Spark Therapeutics, Inc. (the “Company”) closed its previously announced transaction with Jazz Pharmaceuticals Ireland Limited (“Jazz”) pursuant to which the Company sold its Rare Pediatric Disease Priority Review Voucher (“PRV”) to Jazz in accordance with the terms of the Asset Purchase Agreement (the “Agreement”) entered into by the parties on April 30, 2018. The PRV was awarded to the Company by the U.S. Food and Drug Administration in connection with the approval of LUXTURNA™ (voretigene neparvovec-rzyl), a one-time gene therapy product indicated for the treatment of patients with confirmed biallelic RPE65 mutation-associated retinal dystrophy. In consideration for the PRV, Jazz paid the Company $110,000,000 upon closing of the PRV purchase.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement. The Company intends to file a copy of the Agreement with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK THERAPEUTICS, INC.

Date: May 23, 2018	By:	/s/ Joseph W. La Barge
Joseph W. La Barge Chief Legal Officer